Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report, dated February 24, 1998 relating to the financial statements for the years ended December 31, 1996 and 1997 of Applied Cellular Technology, Inc. included in Applied Cellular Technology, Inc.'s Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                           /s/ Rubin, Brown, Gornstein & Co. LLP
                                           -------------------------------------
                                           Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
November 15, 1999